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                                                                  Exhibit 10.3

                                MASTER AGREEMENT

       This Master Agreement ("Agreement") is entered into this 27th day of November, 2000 by and between PriceSmart, Inc., a Delaware corporation (hereinafter "PriceSmart"), and Payless ShoeSource (BVI) Holdings, Ltd., a British Virgin Islands international business company (hereinafter "Payless"), and with PriceSmart and Payless collectively referred to herein as the "Parties".

       WHEREAS, PriceSmart operates a number of existing retail stores d/b/a "PriceSmart" which are located in Central America and the Caribbean;

       WHEREAS, Payless desires to operate retail shoe stores d/b/a "Payless ShoeSource" in Central America and the Caribbean; and

       WHEREAS, PriceSmart and Payless are desirous of working together for the purpose of the opening of Payless ShoeSource stores adjacent to existing and future PriceSmart stores.

       NOW THEREFORE, in consideration of the mutual benefit to the Parties and for good and valuable consideration, the receipt of which is hereby acknowledged by PriceSmart and Payless, the Parties agree as follows:

1. RECITALS.  The above recitals are fully incorporated herein.

2. EXISTING PRICESMART STORES. Attached hereto as Exhibit A and fully incorporated herein, is a listing of all existing PriceSmart stores located within Central America and the Caribbean for the countries listed in Paragraph 3 below. PriceSmart warrants that as of the date hereof, the attached list of PriceSmart stores is a complete and accurate list of operating and existing stores located within Central America and the Caribbean for the countries listed in Paragraph 3 below. Within forty-five (45) days of the date of execution hereof, by written notice by PriceSmart to Payless, PriceSmart shall identify each store location listed on Exhibit A which PriceSmart is unwilling or unable (in its sole discretion) to offer to Payless as a potential location for an adjacent Payless ShoeSource store. All such stores shall be clearly designated on a revised Exhibit A as "UNAVAILABLE". All PriceSmart store locations on the revised Exhibit A which are NOT designated UNAVAILABLE in the PriceSmart notice shall be available to Payless ("Available PriceSmart Location") for purposes of a determination by Payless as to whether it desires to add a Payless ShoeSource store to any of such available locations.

3. ACCEPTANCE OR REJECTION OF PAYLESS SHOESOURCE STORES AT EXISTING PRICESMART LOCATIONS. PriceSmart shall deliver to Payless the premises for the "Test Store" (as defined herein below), in the condition described in Article III of Exhibit C attached hereto, on or before December 1, 2000. Provided possession of the premises of the Test Store is delivered to Payless on or before December 1, 2000, on or before December 15, 2000 Payless shall open the Test Store (defined to be the initial Payless ShoeSource store adjacent to the PriceSmart store located within the city of Zapote, Costa Rica). Payless shall evaluate the sales and anticipated future profitability of the Test Store. Based upon the foregoing evaluation, Payless, at its sole discretion, but acting in

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good faith, shall decide whether to continue operating the Test Store and, shall so notify PriceSmart of its decision on or before February 1, 2001. In the event Payless decides to continue to operate the Test Store, Payless shall undertake an evaluation of each location identified as an Available PriceSmart Location and accept or reject any Available PriceSmart Location for the purpose of operating an adjacent Payless ShoeSource store. Notwithstanding the foregoing, Payless shall notify PriceSmart in writing of Payless' decision to operate ("Acceptance Notice") or not operate ("Rejection Notice") a Payless ShoeSource store adjacent to each Available PriceSmart location based upon the following notice schedule for the following countries:

ACCEPTANCE OR REJECTION
NOTICE DATE                                         COUNTRY
------------------------                            -------
February 1, 2001                                    Costa Rica

April 1, 2001                                       Dominican Republic
April 1, 2001                                       El Salvador
April 1, 2001                                       Guatemala
April 1, 2001                                       Trinidad

June 1, 2001                                        Honduras

In the event Payless sends PriceSmart a Rejection Notice with respect to an Available PriceSmart Location, or fails to send an Acceptance Notice on or before the above-specified date for the applicable countries, Payless shall have no further right whatsoever to have a Payless ShoeSource store constructed and operating at such location, unless expressly agreed to by PriceSmart in writing, with any such agreement at PriceSmart's sole discretion.

Upon PriceSmart's receipt of an Acceptance Notice from Payless of its desire to operate an adjacent Payless ShoeSource store at an Available PriceSmart location, the Parties shall promptly commence to exercise all diligence and reasonable efforts to facilitate the opening of the Payless ShoeSource store on the dates specified in the below schedule. Such efforts to facilitate the opening of each Payless ShoeSource store shall include the signing of a lease for the location pursuant to Section 8, below, and the commencement and completion of construction of the store, all in accordance with the terms hereof.


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OPEN DATE                                   COUNTRY
---------                                   -------
August 1, 2001                              Costa Rica

October 1, 2001                             Dominican Republic
October 1, 2001                             El Salvador
October 1, 2001                             Guatemala
October 1, 2001                             Trinidad

December 1, 2001                            Honduras

With respect to the above-specified Opening Date(s), the Parties may, by a writing signed by the Parties, agree to open any particular Payless ShoeSource store prior to the Open Date specified for the associated country. In the event the Parties agree to open any particular Payless ShoeSource store prior to the above-specified relevant Open Date, the Parties shall exercise good faith and due diligence in satisfying such agreed opening date, and upon the opening of the Payless ShoeSource store, all rent obligations and all other lease obligations under the subject lease shall commence. In all circumstances where no opening date prior to the relevant Open Date specified above has been agreed upon, the Payless ShoeSource store shall open no later than the relevant Open Date, but in all such circumstances, the lessee shall not be obligated to open its Payless ShoeSource store nor shall its rent and lease obligations accrue prior to the schedule of Opening Date(s) specified above. Notwithstanding the foregoing, in all circumstances where no opening date prior to the relevant Open Date specified above has been agreed upon, the lessee shall have a maximum of thirty (30) days from the date the lessor finishes the build-out of the Payless ShoeSource store and delivers the same to the lessee in accordance with Article III of Exhibit C attached hereto, to open its store; and for each day that is less than thirty (30) days prior to the relevant Open Date specified above that the lessor does not deliver the respective premises to lessee, the Open Date shall be extended on a day for day basis. For example, if premises are delivered to the lessee on August 15, 2001 for a store opening in Costa Rica, the lessee shall be obligated to open for business and pay rent commencing no later than September 15, 2001.

4. PANAMA, BARBADOS AND ARUBA. With respect to the countries of Panama, Barbados and Aruba, if and when Payless obtains a business license to do business in any of these countries, Payless may send written notice thereof to PriceSmart and PriceSmart shall, within thirty (30) days of receipt of such notice, provide Payless a written notice of a list of the PriceSmart stores operating in any such country and which locations which PriceSmart is willing (Available PriceSmart Location) and which locations PriceSmart is not willing ( at PriceSmart's sole discretion) to offer Payless as a potential location for an adjacent Payless ShoeSource Store. Within thirty (30) days of receipt of such list from PriceSmart, Payless shall send an Acceptance Notice or Rejection Notice with respect to each such location and with respect to those locations for which Payless sends an Acceptance Notice, the Parties shall promptly commence to exercise all diligence and reasonable efforts to facilitate the opening of the new Payless ShoeSource store (including the signing of a lease for the

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location, pursuant to Section 8, below), at the: (i) earliest reasonably possible date, or if later, (ii) such other date as specified by Payless, but such other date shall be no later than one hundred twenty (120) days from the date of the Acceptance Notice.

In the event Payless sends PriceSmart a Rejection Notice with respect to an Available PriceSmart Location, or fails to send an Acceptance Notice within the above-specified thirty (30) day time period, Payless shall have no further right whatsoever to have a Payless ShoeSource store constructed and operating at such location, unless expressly agreed to by PriceSmart in writing, with any such agreement at PriceSmart's sole discretion.

The size of each Payless ShoeSource store in all of the countries referenced in Paragraphs 2 through 4, above, and 5, below, shall be not less than 2,000 square feet and not more than 2,500 square feet, the precise size to be determined by the Parties with respect to each store.

5. FUTURE PRICESMART LOCATIONS. On or before thirty (30) days prior to PriceSmart commencing construction on a new PriceSmart store location in Costa Rica, Dominican Republic, El Salvador, Guatemala, Trinidad and Honduras, PriceSmart shall advise Payless in writing of the anticipated commencement and completion of the construction and anticipated opening for business of the new store, and whether PriceSmart has designated (in its sole discretion) the location UNAVAILABLE. In the event the location is not designated UNAVAILABLE, it shall be available to Payless (Available PriceSmart location) and Payless shall, within thirty (30) days receipt of such notice, advise PriceSmart of its decision on whether to add an adjacent Payless to the PriceSmart location. If Payless elects to add a Payless ShoeSource store to any such future PriceSmart location, the Parties shall promptly commence to exercise due diligence to facilitate the opening of the Payless ShoeSource store simultaneously with the date of the opening of the PriceSmart store (including the signing of a lease for the location, pursuant to Section 8, below), or if such simultaneous opening is not possible, the earliest reasonably possible date after the opening of the PriceSmart Store. In the event Payless sends PriceSmart a Rejection Notice with respect to an Available PriceSmart Location, or fails to send an Acceptance Notice on or before its above-specified thirty (30) day time period, Payless shall have no further right whatsoever to have a Payless ShoeSource store constructed and operating at such location, unless expressly agreed to by PriceSmart in writing, with any such agreement at PriceSmart's sole discretion.

6. NOTICES. All notices, requests, or demands required or contemplated by this Agreement shall be in writing and shall be delivered to the notice address specified below, or such other notice address as specified by one party to the other in accordance with the notice requirements herein specified:

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PRICESMART:                Attention: Brud Drachman
                           Senior Vice President of Real Estate and Construction PriceSmart, Inc.
                           4649 Morena Blvd.
                           San Diego, California 92117

With a copy of all
legal notices to:          Attention:  General Counsel
                           PriceSmart, Inc.
                           4649 Morena Blvd.
                           San Diego, CA 92117

PAYLESS:                   Attention: Beric Christiansen
                           Vice President of Store Development (PriceSmart) Payless ShoeSource, Inc.
                           3231 East 6th Avenue
                           P.O. Box 3560
                           Topeka, Kansas 66601-9923

with a copy of all
legal notices to:          Attention: General Counsel
                           Payless ShoeSource, Inc. (PriceSmart)
                           3231 East 6th Avenue
                           P.O. Box 1189
                           Topeka, Kansas 66601-9923

All notices shall be sent by national airborne courier or by certified mail, and if sent by airborne courier, such notices shall be deemed delivered on the second (2nd) business day from the date of mailing, and if sent by certified mail, such notices shall be deemed delivered on the fifth (5th) business day from the date of mailing. If any such notice is sent by both national airborne courier and certified mail, the date of delivery of notice shall be deemed to have occurred on the second (2nd) day from the date of the airborne mailing.

7. DISCOUNT ON PAYLESS MERCHANDISE. Provided that all of the following conditions are fully satisfied, Payless will provide PriceSmart "members" a ten per cent (10%) discount from all regular prices and sales prices on all merchandise sold by Payless, as follows:

       A. The PriceSmart member proves their membership by displaying a current, valid PriceSmart membership card;

       B. The customer must purchase two or more pairs of shoes for the discount to apply to any particular sales transaction;


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       C. The 10% discount shall apply to all Payless ShoeSource stores located within any country in Central America and the Caribbean where at least one Payless ShoeSource store operates adjacent to a PriceSmart store (i.e. for any country within Central America and the Caribbean that does not contain a Payless ShoeSource store operating adjacent to a PriceSmart store, the 10% discount shall not apply to any Payless ShoeSource stores operating within any such country);

       D. The 10% discount will apply through the use of coupons issued by PriceSmart. PriceSmart members CANNOT use more than one 10% discount coupon per transaction or combine the 10% discount coupon with any other coupon offers (i.e., PriceSmart members cannot use two 10% discount coupons to obtain a 20% discount, or combine a 10% discount coupon with a $2.00 off coupon, etc.);

       E. All coupons shall contain the standard terms set forth on Exhibit B hereto;

       F. Any changes to the amount of the discount or the discount process or to the standard terms of the coupons must be approved by Payless and PriceSmart in writing; and

       G. Payless shall review and approve in writing and at Payless' sole discretion, all PriceSmart advertising and the use of the Payless trademarks or name with respect to PriceSmart's advertising of the discount coupons. Likewise, any Payless advertising or other use of the PriceSmart name or trademarks shall first be subject to PriceSmart's review and written approval, at PriceSmart's sole discretion.

8. FORM LEASE AGREEMENT. With respect to each Available PriceSmart Location that is the subject of an Acceptance Notice, the Parties shall enter into a lease agreement for each such location. PriceSmart or its subsidiaries or affiliates shall be the "Landlord" or "Lessor", and Payless or its subsidiary or affiliates shall be the "Tenant" or "Lessee" with respect to the lease for each such location. For the purposes of this Agreement, any reference to Lessor shall mean PriceSmart or its subsidiaries or affiliates, and any reference to Lessee shall mean Payless, or its subsidiaries or affiliates. Attached as Exhibit C is a "form" lease agreement which shall apply to each Available PriceSmart location which is the subject of an Acceptance Notice. The Parties understand and agree that, for practical purposes, the actual lease for each location may not include all of the terms set forth on Exhibit C; nonetheless, the Parties further agree that all such terms set forth in Exhibit C shall be deemed to be a part of each lease for each such location, and shall be enforceable pursuant to the terms of this Agreement. The terms as set forth in Exhibit C may not be modified and shall govern over any particular lease except if modifications are required due to unique circumstances pertaining to any particular location or jurisdiction and as agreed to by the Parties; and in any such event, the Parties will execute an amendment to this Agreement, pertaining to the subject location.


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9. VENUE AND APPLICABLE LAW AND CONSTRUCTION. With respect to any disputes that arise under this Agreement, including any lease for any Available PriceSmart location entered into between the Parties or their subsidiaries or affiliates, the dispute shall be resolved pursuant to Paragraph 16 below. The laws of the State of California shall govern the validity, performance and enforcement of this Agreement and of any lease for any Available PriceSmart Location (regardless of any conflict of laws statute of California, or of any State of the United States, or the United States, or of any country in which the subject leased property is located, the application thereof being expressly waived by the Parties).

10. POWER TO ENTER INTO THIS AGREEMENT; SUCCESSORS AND ASSIGNS;TERMINATION Each party to this Agreement represents and warrants that they have full power and authority to enter into this Agreement and fully bind their respective party. Each party covenants and agrees not to enter into any other Agreement which would be inconsistent with or conflict with this Agreement, or preclude or interfere with the ability of the party to perform under this Agreement. Subject to Paragraph 11, below, the Parties hereto and their respective successors and assigns shall be fully bound by this Agreement.

In the event either party desires to assign its interest under this Agreement to another entity, the assignor must advise the other party of the assignment and provide the other party a copy of the relevant assignment document effecting the transfer. Further, with respect to any assignment by Payless of its interest under this Agreement to another party, PriceSmart, at its sole discretion, may reject any such assignment and upon such rejection such assignment shall be void, and of no force and effect. Notwithstanding the foregoing, Payless may assign its interest without first obtaining PriceSmart's consent if such assignment is to:

       (a) any majority owned and controlled subsidiary of Payless as long as such subsidiary remains owned and controlled by Payless;

       (b) the purchaser of all or substantially all of the assets of Payless ShoeSource, Inc., a Missouri corporation;

       (c) any successor company if Payless ShoeSource, Inc., a Missouri corporation merges or consolidates with another entity; and

       (d) to Payless ShoeSource, Inc., a Missouri corporation, or any of its wholly owned subsidiaries.

Notwithstanding anything to the contrary contained in this Agreement, but excepting Payless' shares being offered in a public offering, in the event that at any time Payless ShoeSource, Inc., a Delaware corporation (hereinafter "PSS", the shares of which corporation are traded on the New York Stock Exchange under the symbol PSS), directly or indirectly owns less than fifty percent (50%) of the ownership interests of Payless and

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the lessee under any lease for any Available PriceSmart location, or otherwise does not control Payless and the lessee under any lease for any Available PriceSmart location, PriceSmart may terminate this Agreement immediately, and also immediately terminate any or all leases entered into between the Parties or their respective subsidiaries or affiliates based upon or resulting from this Agreement. For purposes of clarification, presently Payless is a fifth (5th) tier sixty percent (60%) owned subsidiary of PSS. Accordingly, at the present time, the ownership interest of PSS in Payless is an indirect one, whereby Payless is controlled by affiliates of PSS which are controlled by PSS.

With respect to any assignment by PriceSmart of its interest under this Agreement to any third party, PriceSmart may do so, but within sixty (60) days of Payless' receipt of the assignment documentation required to be delivered to it by PriceSmart, Payless may terminate this Agreement, which termination shall be effective against PriceSmart and any such Assignees. Notwithstanding the foregoing, PriceSmart may assign its interest under this Agreement without any right of Payless to terminate this Agreement due to such assignment, provided such assignment is to:

       (a) any majority owned and controlled subsidiary of PriceSmart provided such subsidiary remains owned and controlled;

       (b) the purchaser of all or substantially all of the assets of PriceSmart; and

       (c) any successor entity if PriceSmart merges or consolidates with another entity.

11. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect or impair any other provision. If any provision of this Agreement is capable of two constructions, one of which would render the provision invalid and the other of which would make the provision valid, then the provision shall have the meaning which renders it valid.

12. EXPENSES AND ATTORNEY FEES. If either party hereto incurs any expense, including reasonable attorney fees and expert witness fees in connection with the exercise of the mechanism for resolving disputes specified in Paragraph 16 hereof by either party to protect, enforce or defend rights or obligations under this Agreement, or under any lease agreement between the Parties and their respective subsidiaries or affiliates or assigns, the prevailing party in such proceeding shall recover its reasonable expenses from the other.

13. INTERPRETATION. The terms of this Agreement and any lease agreement entered into between the Parties may not be construed against the drafting party. The Parties agree that each has participated equally in drafting the preparing this Agreement and the form lease agreed upon between the Parties.

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14. ENGLISH OFFICIAL LANGUAGE. All lease agreements entered into between the
Parties shall be written in English. If the lease agreement is translated into another language other than English, the English language version shall control and govern the lease agreement.

15. MODIFICATIONS. This Agreement embodies the entire agreement and understanding between the Parties, and supersedes all prior negotiations, agreements and understandings. Any provision of this Agreement may only be modified, waived or discharged only be an instrument in writing signed by the Party against which enforcement of such modification, waiver or discharge is sought.

16. ARBITRATION AND MEDIATION. In the event any dispute arises under this Agreement or under any lease entered into between the Parties or their respective subsidiaries or affiliates for any Available PriceSmart Location, the dispute shall be submitted to binding arbitration. The binding arbitration shall take place in San Diego, California in accordance with the rules of The American Arbitration Association or its successor organization. The Parties agree to abide by the result of the binding arbitration, and in the event any judgment upon the award rendered by the arbitrator is not satisfied within thirty (30) days of the granting of the award, the judgment may be entered in any court having jurisdiction of the matter; the Parties expressly further agree that the result of such arbitration shall be fully enforceable in the country in which the subject property is located, as well as in the United States. In the event any award is granted in favor of Payless, whereby PriceSmart, its subsidiaries or affiliates owes Payless, its subsidiaries or affiliates money, Payless, its subsidiaries or affiliates may offset such amount of the award from any rent owed PriceSmart or any of its subsidiaries or affiliates under any lease entered into between Payless or any of its subsidiaries or affiliates and PriceSmart or any of its subsidiaries or affiliates.

17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

       IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

WITNESS:                                PRICESMART, INC.

/s/  Patricia A. Sweeney                By: /s/  Robert M. Gans
----------------------------               ----------------------------------

                                        Attest: Patricia A. Sweeney


WITNESS:                                Payless ShoeSource (BVI) Holdings, Ltd.

Pamela M. Nichol                        By: /s/ Duane Cantrell
                                           ----------------------------------